UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 31, 2020

MEDMEN ENTERPRISES INC
(Exact Name of Registrant as Specified in Its Charter)

British Columbia

(State or Other Jurisdiction of Incorporation)

000-56199	98-1431779
(Commission File Number)	(IRS Employer Identification No.)

10115 Jefferson Boulevard, Culver City, CA	90232
(Address of Principal Executive Offices)	(Zip Code)

(424) 330-2082

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2020, in connection with the previously reported resignation of Zeeshan Hyder as the Company’s Chief Financial Officer, which was effective on effective December 16, 2020, MedMen Enterprises Inc. (the “Company”) and Zeeshan Hyder entered into a Separation Agreement. Pursuant to the terms of the Separation Agreement, (a) Non-Qualified Stock Options exercisable for 377,644 shares of Class B Subordinate Voting Shares, which were granted to Mr. Hyder on September 9, 2020 with an exercise price per share of CAD$0.22, will remain exercisable for a period of three months after the filing by the Company of a Registration Statement on Form S-8 that includes the shares underlying such options, (b) 248,268 Restricted Stock Units (“RSUs”), which were part of an award of 1,324,098 RSUs granted on September 9, 2020, immediately vested, and (c) 123,007 shares, which were part of a Restricted Stock Award of 173,656 shares granted on July 30, 2019, immediately vested. As of December 31, 2020, Mr. Hyder also holds vested stock options exercisable for 162,291 shares at an exercise price of CAD$5.25 per share, which were granted on May 29, 2018, that will be exercisable for a period of three months. All remaining unvested awards held by Mr. Hyder were immediately forfeited and terminated pursuant to the terms of the 2018 Stock and Incentive Plan and applicable award agreements.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDMEN ENTERPRISES INC

Date: January 7, 2021	By:	/s/ Reece Fulgham
	Name:	Reece Fulgham
	Title:	Interim Chief Financial Officer

3